EXHIBIT 99B.4

SELECTED PROPORTIONATE DATA (UNAUDITED) (1)      U S WEST MEDIA GROUP

                                Cable and
                            Telecommunications         Wireless
Dollars in millions        Domestic (2)   Int'l    Domestic   Int'l
-------------------        ---------      -----    --------   -----
QTR Ended
December 31, 1996
Revenues                      $1,099       $94        $288     $138
EBITDA                           260       (14)         54       (3)
Net income (loss)                (75)      (58)         (1)     (28)

Subscribers/advertisers
 (thousands)                   7,562     1,224       1,882      509

QTR Ended
December 31, 1995
Revenues                        $753       $46        $238      $95
EBITDA                           151       (21)         36      (15)
Net income (loss)                (16)       54           -       (4)

Subscribers/advertisers
 (thousands)                   2,908       617       1,339      308


Year Ended
December 31, 1996
Revenues                      $3,267      $251      $1,075     $436
EBITDA                           776       (50)        307       (2)
Net income (loss)               (101)     (215)         87      (98)


Year Ended
December 31, 1995
Revenues                      $2,643      $128        $818     $295
EBITDA                           582       (55)        224      (40)
Net income (loss)                (55)       18          56      (80)



<F1>
(1) Proportionate data reflects the Media Group's relative ownership interest in revenues and EBITDA for both its consolidated and equity method entities. Proportionate data is not required by GAAP or intended to replace the Combined Financial Statements prepared in accordance with GAAP.
<F2>
(2) Includes the Media Group's 25.51 percent pro-rata priority and residual equity interests in reported TWE results.

                                 11

SELECTED PROPORTIONATE DATA (UNAUDITED) (1)      U S WEST MEDIA GROUP

                               Directory &           Corp
                           Information Services        &
Dollars in millions         Domestic      Int'l      Other    Total
-------------------        ---------      -----    --------   -----
QTR Ended
December 31, 1996
Revenues                       $294        $75         $3    $1,991
EBITDA                          139         15        (36)      415
Net income (loss)                75         10         (4)      (81)

Subscribers/advertisers
 (thousands)                    482        260          -    11,919

QTR Ended
December 31, 1995
Revenues                       $274        $70         $4    $1,480
EBITDA                          106         10         (3)      264
Net income (loss)                61         (2)       (21)       72

Subscribers/advertisers
 (thousands)                    479        271         -      5,922


Year Ended
December 31, 1996
Revenues                     $1,120       $206        $12    $6,367
EBITDA                          488         20        (66)    1,473
Net income (loss)               268          1        (13)      (71)


Year Ended
December 31, 1995
Revenues                     $1,058       $142        $31    $5,115
EBITDA                          424          3         11     1,149
Net income (loss)               247        (13)       (32)      141

<F1>
(1) Proportionate data reflects the Media Group's relative ownership interest in revenues and EBITDA for both its consolidated and equity method entities. Proportionate data is not required by GAAP or intended to replace the Combined Financial Statements prepared in accordance with GAAP.

                                 12